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                                                                   EXHIBIT 99.1

                         VALLEY NATIONAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 16, 1999

The undersigned stockholder of Valley National Corporation, El Cajon, California, does hereby nominate, constitute, and appoint C. K. Hill and James
F. Carroll, or either of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Corporation, standing in my name on its books on ____________________ , 1999, at the Special Meeting of its stockholders to be held at Singing Hills Country Club, 3007 Dehesa Road, El Cajon, California 92019, on Thursday, September 16, 1999 at 7:00 p.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To approve and vote upon the merger of Valley National Corporation ("VNC") with Community First Bankshares, Inc. ("CFB"), a Delaware Corporation by the adoption of an Agreement and Plan of Merger dated May 10, 1999, which provides for the merger of VNC with and into CFB, with CFB as the surviving entity with stockholders of VNC receiving stock of CFB in exchange for VNC stock held by them.

     / /  FOR         / /  AGAINST        / /  ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment thereof including adjournment of the meeting.

     This proxy confers authority to vote "for" the propositions listed above unless "against" or "abstain" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

                    ___________________________________

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                       (CONTINUED FROM PREVIOUS SIDE)



                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSITIONS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING OR BY A SUBSEQUENTLY DATED PROXY.

                              Dated   _____________________, 1999


                              --------------------------------------
                              Stockholder Signature


                              --------------------------------------
                              Stockholder Signature if held jointly


                              --------------------------------------
                              Please Print Name


                              --------------------------------------
                              Please Print Number of Shares

                              When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


                          PLEASE SIGN AND RETURN IMMEDIATELY